Exhibit 99.1

STATEMENT OF THE CHIEF EXECUTIVE OFFICER AND THE CHIEF
FINANCIAL OFFICER OF KNOLOGY, INC.
PURSUANT TO 18 U.S.C. § 1350

        Each of the undersigned hereby certifies in his capacity as an officer of Knology, Inc. (the “Company”) that this quarterly report on Form 10-Q for the period ended September 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (this “Report”), fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, and the information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 14, 2002	/s/ RODGER L. JOHNSON

Rodger L. Johnson President and Chief Executive Officer

Dated: November 14, 2002	/s/ ROBERT K. MILLS

Robert K. Mills Chief Financial Officer